UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2010

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2010, the Board of Directors of Exide Technologies (the "Company") approved a form of indemnification agreement ("Indemnification Agreement") to be entered into by the Company with each of its directors and certain officers. The Indemnification Agreement provides, among other things, that the Company will, in certain circumstances, indemnify each of the covered directors and officers to the fullest extent permitted by law for claims arising in such person’s capacity as a director or officer of the Company. In addition, the Indemnification Agreement provides for the advancement of expenses incurred by a director or officer in connection with any proceeding covered by the Indemnification Agreement, subject to certain conditions and limitations set forth therein. The rights of each director or officer party to an Indemnification Agreement are in addition to any other rights such person may have under the Company’s certificate of incorporation, bylaws, or otherwise under Delaware law.

The Indemnification Agreement replaces the form of indemnification agreement previously approved by the Company's Board of Directors on February 27, 2006.

The foregoing summary description of the Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Indemnification Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

November 10, 2010	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnification Agreement